Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to The Medicines Company’s 2004 Stock Incentive Plan of our report dated February 10, 2004, with respect to the consolidated financial statements and schedule of The Medicines Company included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

MetroPark, New Jersey

June 8, 2004